UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 5, 2015

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027
(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 5, 2015, Willbros Group, Inc. (the “Company”) issued a press release announcing third quarter 2015 results. A copy of the press release dated November 5, 2015, is attached as Exhibit 99.1 to this Form 8-K.

On November 6, 2015, the Company participated in a telephone conference call relating to this press release. A transcript of the conference call is attached as Exhibit 99.2 to this Form 8-K.

This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d) and (e)

On November 5, 2015, the Company announced that its Board of Directors (the “Board”) has promoted Michael J. Fournier to the position of Chief Executive Officer, effective December 1, 2015, in addition to his current duties of President and Chief Operating Officer. John T. McNabb, II, the Company’s current Chairman of the Board and Chief Executive Officer, will relinquish these roles when he retires on November 30, 2015. Mr. McNabb, age 71, will continue as a director of the Company and continue to serve on the Finance and Executive Committees of the Board, but he has chosen to not stand for re-election as a director at the Company’s next Annual Meeting of Stockholders to be held in June 2016. S. Miller Williams, age 64, an independent director, has been elected as Chairman of the Board, effective December 1, 2015. Mr. Fournier has also been appointed to the Board and will serve on the Finance and Executive Committees of the Board, effective December 1, 2015.

Fournier

Mr. Fournier, age 52, has been the Chief Operating Officer of the Company since July 1, 2014 and has been President since October 21, 2014. He joined Willbros in August 2011 as Chief Operating Officer of Canada operations and served as President of Canada operations from September 2012 to July 1, 2014. Prior to joining Willbros, he filled successive roles starting as an operations manager and finishing as president of Aecon Lockerbie Construction Group, Inc., a construction and infrastructure development company, and its predecessor entities from 2005 to 2011. Mr. Fournier has more than 30 years of experience in the engineering & construction service industries. Mr. Fournier started his career in the Offshore Gulf Coast pipeline construction and platform fabrication sector, relocating to Canada in the early 90’s. The remainder of his career has been spent in the Canadian Oil, Gas and Petrochemical sector where he has held a succession of project management and executive management roles with heavy industrial construction firms culminating in business unit president roles. He has served on the board of directors for Construction Labour Relations-Alberta and on the Management Board of

the Natural Sciences and Engineering Research Council (“NSERC”) Chair in Construction Management for the University of Alberta. He currently is a director on the board of the Progressive Contractors Association of Canada. Mr. Fournier graduated from the University of Alberta with a Bachelor of Science in Mechanical Engineering and is registered with the Association of Professional Engineers, Geologists and Geophysicists of Alberta.

Mr. Fournier does not have an employment agreement with the Company. As part of his promotion, Mr. Fournier’s annual base salary was increased from $475,000 to $613,000, effective December 1, 2015. Mr. Fournier has waived this increase in annual base salary until July 1, 2016. Mr. Fournier will continue to participate in the Company’s Management Incentive Compensation Program, an annual bonus program (the “MICP”). His award opportunity under the MICP for 2016 was increased from 75% of base salary at target to 100% of base salary at target. He has been granted, effective December 1, 2015, a service-based restricted stock units award for 125,000 shares under the Willbros Group, Inc. 2010 Stock and Incentive Compensation Plan, as amended (the “2010 Stock Plan”). This award vests in equal installments over three years. It is also expected that he will receive in 2016 performance-based restricted stock units for 125,000 shares (at target) (250,000 shares at maximum) under the 2010 Stock Plan. The Willbros Group, Inc. Management Severance Plan for Executives - Canada (the “Canadian MSP”), of which Mr. Fournier is the only participant, has been amended, effective December 1, 2015, to provide that (a) a participant whose employment is terminated other than for cause by the Company prior to a change in control and before December 1, 2018 will be entitled to severance compensation equal to 200% of the participant’s annual base salary (previously 100%) in effect on the date of the termination of employment and (b) a participant whose employment is terminated other than for cause by the Company prior to a change in control and on or after December 1, 2018 will be entitled to severance compensation equal to 100% of the participant’s annual base salary in effect on the date of the termination of employment and 100% of the participant’s greatest annual cash bonus received during the 36-month period ending on the date of the termination of employment (previously, severance was 100% of annual base salary only). The Company has waived Mr. Fournier’s compliance with the non-competition provisions of the Canadian MSP and the Willbros Group, Inc. 2010 Management Severance Plan for Executives (the “Management Severance Plan”) in the event that Mr. Fournier voluntarily leaves the Company on or after December 1, 2018. Mr. Fournier, as an employee director, will not be paid for his services as a director.

McNabb

In connection with his retirement as Chairman of the Board and Chief Executive Officer on November 30, 2015 (the “Retirement Date”), Mr. McNabb (a) will receive no severance compensation under the Management Severance Plan, (b) will receive no annual cash incentive award for 2015 under the MICP, (c) will forfeit all of his outstanding performance-based restricted stock units for 125,000 shares at target (250,000 shares at maximum) on the Retirement Date, (d) will have 62,500 shares of his unvested service-based restricted stock vested in full on the Retirement Date, (e) was granted on November 5, 2015, 50,000 shares of service-based restricted stock that will vest in full on the Retirement Date, and (f) will enter into a consulting agreement with the Company covering the six-month period from December 1, 2015 to June 1, 2016, pursuant to which he will provide consulting services to the Company to ensure a smooth transition of his Chief Executive Officer role to Mr. Fournier and be paid $12,500 per month.

Williams

On November 5, 2015, the Board decreased the annual compensation of the non-employee Chairman of the Board from $300,000 (paid 50% in cash and 50% in stock) to $275,000 (paid 50% in cash and 50% in stock). Mr. Williams has waived until July 1, 2016, the fixed cash portion of his increase over his current fixed cash portion of his compensation. He has also waived any additional stock compensation for the period December 1, 2015 through June 1, 2016, as a result of his increase in compensation by being elected Chairman of the Board, effective December 1, 2015.

Welch

In conjunction with Mr. Fournier’s promotion, Van A. Welch, Executive Vice President and Chief Financial Officer of the Company, received on November 4, 2015, a service-based restricted stock award for 50,000 shares under the 2010 Stock Plan as a retention award. This award vests in equal installments over two years.

Item 7.01.	Regulation FD Disclosure.

On November 5, 2015, the Company issued a press release relating to the director and management changes reported in Item 5.02 of this Form 8-K. This press release is attached as Exhibit 99.3 to this Form 8-K.

This information is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are furnished herewith:

99.1	Press release dated November 5, 2015, announcing third quarter 2015 results, issued by the Company.

99.2	Transcript of the Company’s November 6, 2015 conference call.

99.3	Press release dated November 5, 2015, announcing director and management changes, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: November 10, 2015	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 5, 2015, announcing third quarter 2015 results, issued by the Company.

99.2	Transcript of the Company’s November 6, 2015 conference call.

99.3	Press release dated November 5, 2015, announcing director and management changes, issued by the Company.